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                                                                   EXHIBIT 4.3.1


                        FOURTH SUPPLEMENTAL INDENTURE TO
                          INDENTURE DATED APRIL 1, 1996


         FOURTH SUPPLEMENTAL INDENTURE dated as of July 1, 1998, among CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the "Company"), the SUBSIDIARY GUARANTORS listed as signatories hereto, UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee to the Indenture (as such term is defined in Article I below) and CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP, an Oklahoma limited partnership ("CPLP"), CHESAPEAKE ACQUISITIONS, LTD., an Alberta, Canada corporation ("CAL") and THE AMES COMPANY, INC., an Oklahoma corporation ("TAC").

         WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore entered into the Original Indenture, pursuant to the provisions of which the Company has heretofore issued $120,000,000 in aggregate principal amount of the Securities;

         WHEREAS, CPLP, CAL and TAC are Restricted Subsidiaries of the Company and the parties desire to add CPLP, CAL and TAC as Subsidiary Guarantors under the Indenture;

         WHEREAS, Chesapeake Merger Corp., an Oklahoma corporation ("CMC"), Hugoton Energy Corporation, a Kansas corporation ("HEC"), and Hugoton Exploration Corporation, a Kansas corporation ("HEX"), are Restricted Subsidiaries of the Company and Subsidiary Guarantors under the Indenture;

         WHEREAS, the parties desire to release CMC, HEC and HEX as Subsidiary Guarantors under the Indenture because CMC, HEC and HEX have directly or indirectly merged with and into Chesapeake Mid-Continent Corp., an Oklahoma corporation ("CMCC"), and CMCC is the surviving entity, a Restricted Subsidiary of the Company and a Subsidiary Guarantor under the Indenture;

         WHEREAS, HEC Trading Company, a Texas corporation ("HTC"), AmGas Corporation, a Kansas corporation ("AC"), Tiffany Gathering, Inc., a Texas corporation ("TGI"), AnSon Gas Marketing, an Oklahoma general partnership ("AGM"), and Mid-Continent Gas Pipeline Company, an Oklahoma general partnership ("MGPC"), are Restricted Subsidiaries of the Company and Subsidiary Guarantors under the Indenture;

         WHEREAS, the parties desire to release HTC, AC, TGI, AGM and MGPC as Subsidiary Guarantors under the Indenture because HTC, AC, TGI, AGM and MGPC have directly or indirectly merged with and into Chesapeake Energy Marketing, Inc., an Oklahoma corporation ("CEMI"), and CEMI is the surviving entity and an Unrestricted Subsidiary of the Company and, to the extent required under the Indenture, each such merger has been treated as an Asset Sale under the Indenture;



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         WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Trustee, the Subsidiary Guarantors and the Company may amend or supplement the Indenture without notice to or consent of any Holder to reflect the addition or release of any Subsidiary Guarantor, as provided for by the Indenture; and

         WHEREAS, the execution and delivery of this Fourth Supplemental Indenture have been duly authorized by the Company, the Subsidiary Guarantors, CPLP, CAL and TAC and all actions necessary to make this Fourth Supplemental Indenture a valid and binding instrument according to its terms and the terms of the Original Indenture have been performed.

         NOW, THEREFORE, BY THIS FOURTH SUPPLEMENTAL INDENTURE, for and in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company, the Subsidiary Guarantors, CPLP, CAL and TAC covenant and agree with the Trustee, for the equal benefit of all present and future Holders of the Securities, as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 The definitions set forth in or incorporated by reference in Article I of the Indenture shall be applicable to this Fourth Supplemental Indenture, as fully and to the same extent as if set forth herein, except as otherwise expressly provided herein. As used in this Fourth Supplemental Indenture, the following terms shall have the following meanings:

         "Indenture" means the Original Indenture, as amended by this Fourth Supplemental Indenture, relating to the Securities.

         "Original Indenture" means the Indenture dated as of April 1, 1996, among the Company, the Subsidiary Guarantors listed as signatories thereto and the Trustee, relating to the Securities, as amended by: (i) that certain First Supplemental Indenture dated as of December 30, 1996, (ii) that certain Second Supplemental Indenture dated as of December 17, 1997, and (iii) that certain Third Supplemental Indenture dated as of April 22, 1998.


                                   ARTICLE II

                        ADDITION OF SUBSIDIARY GUARANTOR

         SECTION 2.1 As a Subsidiary Guarantor, each of CPLP, CAL and TAC hereby: (a) jointly and severally, unconditionally guarantees to each Holder and to the Trustee the due and punctual payment of the principal of, premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company, whether at maturity, by acceleration, redemption, repurchase or otherwise including, without


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limitation, interest on the overdue principal of, premium, if any, and interest on the Securities to the extent lawful, all in accordance with the terms and subject to the limitations of the Indenture as if each of CPLP, CAL and TAC had been an original party thereto; and (b) subjects each of CPLP, CAL and TAC to the provisions (including the representations and warranties) of the Indenture as a Subsidiary Guarantor.


                                   ARTICLE III

                         RELEASE OF SUBSIDIARY GUARANTOR

         SECTION 3.1 As a result of the direct or indirect merger with CMCC, which constitutes a merger with a Subsidiary Guarantor under Section 10.02(a) of the Indenture, CMC, HEC and HEX shall for all purposes be released as a Subsidiary Guarantor from all of their Guarantee and related obligations in the Indenture, pursuant to Section 10.04 of the Indenture.

         SECTION 3.2 As a result of the direct or indirect merger with CEMI, which constitutes an Asset Sale under Section 10.02(b) of the Indenture, HTC, AC, TGI, AGM and MGPC shall for all purposes be released as a Subsidiary Guarantor from all of their Guarantee and related obligations in the Indenture, pursuant to Section 10.04 of the Indenture.

         SECTION 3.3 The notation on the Securities relating to the Guarantee shall be deemed to exclude the names of CMC, HEC, HEX, HTC, AC, TGI, AGM and MGPC and the signature of an Officer on behalf of CMC, HEC, HEX, HTC, AC, TGI, AGM and MGPC.


                                   ARTICLE IV

                            ASSUMPTION OF OBLIGATIONS

         SECTION 4.1 As the surviving entity in the merger with CMC, HEC and HEX, and as a Subsidiary Guarantor, CMCC hereby agrees to assume all the obligations of CMC, HEC and HEX.


                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.1 This Fourth Supplemental Indenture is a supplemental indenture pursuant to Section 9.01 of the Indenture. Upon execution and delivery of this Fourth Supplemental Indenture, the terms and conditions of this Fourth Supplemental Indenture will be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and


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conditions of both shall be read together as though they constitute one instrument, except that in case of conflict, the provisions of this Fourth Supplemental Indenture will control.

         SECTION 5.2 Except as they have been modified in this Fourth Supplemental Indenture, each and every term and provision of the Indenture shall remain in full force and effect.

         SECTION 5.3 This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute but one and the same instrument.

         SECTION 5.4 This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable principals of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.


                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first written above.


                                    UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee


                                    By   /s/ LOUIS P. YOUNG
                                      ------------------------------------------
                                       Name: Louis P. Young
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------

                                    CHESAPEAKE ENERGY CORPORATION, an
                                    Oklahoma corporation


                                    By  /s/ AUBREY K. MCCLENDON
                                      ------------------------------------------
                                       Aubrey K. McClendon, Chief Executive
                                       Officer




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                                  CHESAPEAKE PANHANDLE LIMITED
                                  PARTNERSHIP, an Oklahoma limited partnership

                                  By   Chesapeake Operating, Inc., an Oklahoma
                                         corporation, Sole General Partner


                                  By /s/ AUBREY K. MCCLENDON
                                     -------------------------------------
                                     Aubrey K. McClendon,
                                     Chief Executive Officer


                                  CHESAPEAKE ACQUISITIONS, LTD., an
                                  Alberta, Canada corporation


                                  By /s/ AUBREY K. MCCLENDON
                                    --------------------------------------------
                                    Aubrey K. McClendon, Chief Executive Officer

                                  THE AMES COMPANY, INC., an Oklahoma
                                  corporation


                                  By /s/ AUBREY K. MCCLENDON
                                    --------------------------------------------
                                    Aubrey K. McClendon, Chief Executive Officer


                                  SUBSIDIARY GUARANTORS

                                  CHESAPEAKE OPERATING, INC., an Oklahoma
                                  corporation


                                  By /s/ AUBREY K. MCCLENDON
                                    --------------------------------------------
                                    Aubrey K. McClendon, Chief Executive Officer

                                  CHESAPEAKE ENERGY LOUISIANA
                                  CORPORATION, an Oklahoma corporation


                                  By /s/ AUBREY K. MCCLENDON
                                    --------------------------------------------
                                    Aubrey K. McClendon, Chief Executive Officer




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                                  CHESAPEAKE ACQUISITION CORPORATION,
                                  an Oklahoma corporation


                                  By /s/ AUBREY K. MCCLENDON
                                    --------------------------------------------
                                    Aubrey K. McClendon, Chief Executive Officer

                                  CHESAPEAKE MID-CONTINENT CORP., an
                                  Oklahoma corporation


                                  By /s/ AUBREY K. MCCLENDON
                                    --------------------------------------------
                                    Aubrey K. McClendon, Chief Executive Officer


                                  CHESAPEAKE GOTHIC CORP., an Oklahoma
                                  corporation


                                  By /s/ AUBREY K. MCCLENDON
                                    --------------------------------------------
                                    Aubrey K. McClendon, Chief Executive Officer

                                  CHESAPEAKE CANADA CORPORATION, an
                                  Alberta, Canada corporation


                                  By /s/ AUBREY K. MCCLENDON
                                    --------------------------------------------
                                    Aubrey K. McClendon, Chief Executive Officer

                                  CHESAPEAKE EXPLORATION LIMITED
                                  PARTNERSHIP, an Oklahoma limited partnership

                                  By  Chesapeake Operating, Inc., an Oklahoma
                                      corporation, Sole General Partner


                                      By /s/ AUBREY K. MCCLENDON
                                        ----------------------------------------
                                        Aubrey K. McClendon,
                                        Chief Executive Officer




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                                  CHESAPEAKE LOUISIANA, L.P., an Oklahoma
                                  limited partnership

                                  By  Chesapeake Operating, Inc., an
                                      Oklahoma corporation, Sole General Partner


                                      By /s/ AUBREY K. MCCLENDON
                                        ----------------------------------------
                                        Aubrey K. McClendon,
                                        Chief Executive Officer









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